SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2003 (June 9, 2003)

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3535 Piedmont Road, Building 14, Fourteenth Floor, Atlanta, Georgia	30305

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 949-0700

SIGNATURES
EX-99.1 PRESS RELEASE DATED 6/9/2003

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

99.1	Press Release, dated June 9, 2003.

Item 9. Regulation FD Disclosure

On June 9, 2003 Cumulus Media Inc. announced that the Company had called for redemption all of its outstanding 10 3/8% Senior Subordinated Notes due 2008 and 13 3/4% Cumulative Exchangeable Redeemable Series A Preferred Stock due 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     We are furnishing the information contained in this report, including the press release, pursuant to Regulation FD, promulgated by the Securities and Exchange Commission (“SEC”). This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities and Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD or that the information includes material investor information that is not otherwise publicly available.

     The information contained in this report, including the information contained in the relevant portions of the press release, is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

		By:	/s/ Martin R. Gausvik Name: Martin R. Gausvik Title: Executive Vice President and Chief Financial Officer

Date:	June 9, 2003